EXHIBIT 3.3

Neither the securities represented hereby nor any beneficial interest therein has been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Neither the securities represented hereby nor any beneficial interest therein may be offered, sold, pledged or otherwise transferred except (1) to HSBC USA Inc. or one of its subsidiaries, (2) pursuant to an exemption from registration under the Securities Act or (3) pursuant to an effective registration statement under the Securities Act (provided that as a condition to registration of transfer of the securities represented hereby otherwise than as set forth in (1) or (3) above, HSBC USA Inc. may require delivery of any documents or other evidence that it, in its absolute discretion, deems necessary or appropriate to evidence compliance with such exemption), and, in each case in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
This legend may only be removed with the consent of HSBC USA Inc.

HSBC USA INC.
Incorporated under the laws of the State of Maryland
Series I Preferred Stock

Certificate Number: 001                                    Number of shares: 1,265
Preferred Stock

This is to certify that HSBC NORTH AMERICA HOLDINGS INC. is the owner of one thousand, two hundred and sixty-five (1,265) fully paid and non-assessable shares of the Series I Preferred Stock, without par value, of HSBC USA Inc. (hereinafter called the “Corporation”), transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate duly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Amended and Restated Certificate of Incorporation and all amendments thereto, copies of which are on file in the offices of the Corporation, to all of which the holder by acceptance hereof assents.

In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation.

Dated: May 31, 2016
______________________________ Mark A. Zaeske Senior Executive Vice President and Chief Financial Officer	______________________________ Helen Kujawa Assistant Corporate Secretary

Notice: The signature to this assignment must correspond with the name as written on the face of the Certificate in every particular, without alteration or enlargement of any change whatever.

The Corporation will furnish without charge to each stockholder who so requests a full statement of (1) the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and (2) the differences in the relative rights and preferences between the shares of each series of preferred stock to the extent they have been set; and the authority of the board of directors to set the relative rights and preferences of subsequent series. Any such request is to be addressed to the Secretary of the Corporation.

The following abbreviations when used in the inscription on the face of the Certificate shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-- as tenants in common	UNIF GIFT MIN ACT	-- ……Custodian………
TEN ENT	-- as tenants by the entireties		(Cust) (Minor)
JT TEN	-- as joint tenants with right of survivorship and not as tenant in common		Under Uniform Gifts to Minors Act …………………………… (State)

Additional abbreviations may also be used though not in the above list.

For value received, _____ hereby sell, assign and transfer unto
Please insert social security or other
identification number of assignee
______________________________________________________________________________________
______________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)
______________________________________________________________________________________
_______________________________________________________________________________ Shares
of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
______________________________________________________________________________ Attorney to transfer the said Shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated __________________

In presence of             ________________________________________
____________________________________